UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2008
Friedman Industries, Incorporated
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction	1-07521 (Commission File Number)	74-1504405 (IRS Employer Identification No.)
of incorporation)

4001 Homestead Road Houston, Texas (Address of principal executive offices)		77028 (Zip Code)
713-672-9433
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 31, 2008, Friedman Industries, Incorporated (the “Company”) entered into a Consulting Agreement with Jack Friedman, a director of the Company. Mr. Friedman also has served the Company previously in various executive officer capacities, including most recently, until February 2006, as Chairman and Chief Executive Officer. The Consulting Agreement provides that the Company will engage Mr. Friedman to provide such advisory or consulting services to the Company as may be requested by the Board of Directors of the Company, the Chief Executive Officer of the Company or any Senior Vice President of the Company from time to time during the term of the agreement. The Company has agreed to pay Mr. Friedman an annual fee of $13,200, payable in monthly installments of $1,100, for an initial term ending December 31, 2009 (subject to earlier termination upon certain specified events), and, thereafter, for automatically renewing successive one-year terms (subject to earlier termination upon such specified events and the Company’s right to terminate the agreement as of the end of any such one-year term).
     A copy of the Consulting Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Number	Description

10.1	Consulting Agreement dated October 31, 2008, by and between Jack Friedman and Friedman Industries, Incorporated.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 6, 2008

FRIEDMAN INDUSTRIES, INCORPORATED
By:	/s/ BEN HARPER
Ben Harper
Senior Vice President — Finance

Index to Exhibits

Exhibit No.	Description

10.1	Consulting Agreement dated October 31, 2008, by and between Jack Friedman and Friedman Industries, Incorporated.